EXHIBIT 99.1

Brookline Bancorp Announces Third Quarter Results; Record Net Income of $22.5 million, EPS of $0.28; Quarterly Dividend Increase of 5.0%

BOSTON, Oct. 24, 2018 (GLOBE NEWSWIRE) -- Brookline Bancorp, Inc. (NASDAQ: BRKL) (the “Company”) today announced net income of $22.5 million, or $0.28 per basic and diluted share, for the third quarter of 2018, compared to $20.8 million, or $0.26 per basic and diluted share, for the second quarter of 2018, and $15.4 million, or $0.20 per basic and diluted share, for the third quarter of 2017.

Paul Perrault, President and Chief Executive Officer of the Company, commented on the third quarter earnings, “We are pleased to report earnings of $22.5 million for the third quarter of 2018 representing $0.28 per share. Thanks to our team of exceptional employees, the Company has continued to experience loan growth with solid returns and asset quality, all while maintaining our commitment to outstanding customer service.”

BALANCE SHEET

Total assets at September 30, 2018 increased $34.9 million to $7.32 billion from $7.29 billion at June 30, 2018, and increased $634.3 million from $6.69 billion at September 30, 2017. At September 30, 2018, total loans and leases were $6.23 billion, representing an increase of $56.4 million from June 30, 2018, and an increase of $588.3 million from September 30, 2017.

Investment securities at September 30, 2018 decreased $20.6 million to $654.6 million, comprising 8.94 percent of total assets, as compared to $675.3 million, or 9.27 percent of total assets, at June 30, 2018, and increased approximately $24.0 million from $630.6 million, or 9.43 percent of total assets, at September 30, 2017.

Total deposits at September 30, 2018 increased $35.3 million to $5.23 billion from $5.20 billion at June 30, 2018 and increased $427.9 million from $4.81 billion at September 30, 2017.

Total borrowings at September 30, 2018 decreased $28.0 million to $1.08 billion from $1.11 billion at June 30, 2018 and increased $97.0 million from $985.9 million at September 30, 2017.

The ratio of stockholders’ equity to total assets was 12.16 percent at September 30, 2018, as compared to 12.04 percent at June 30, 2018, and 12.04 percent at September 30, 2017. The ratio of tangible stockholders’ equity to tangible assets was 10.11 percent at September 30, 2018, as compared to 9.97 percent at June 30, 2018, and 10.09 percent at September 30, 2017. Tangible book value per share increased $0.15 from $8.85 at June 30, 2018 to $9.00 at September 30, 2018, compared to $8.63 at September 30, 2017.

NET INTEREST INCOME

Net interest income decreased $0.4 million to $62.3 million during the third quarter of 2018 from the quarter ended June 30, 2018. The net interest margin decreased 7 basis points to 3.57 percent for the three months ended September 30, 2018.

NON-INTEREST INCOME

Non-interest income for the quarter ended September 30, 2018 increased $1.6 million to $7.1 million from $5.5 million for the quarter ended June 30, 2018. The increase was primarily driven by an increase of $1.6 million in loan level derivative income.

PROVISION FOR CREDIT LOSSES

The Company recorded a provision for credit losses of $2.7 million for the quarter ended September 30, 2018, compared to $1.5 million for the quarter ended June 30, 2018. The increase in the provision for the quarter was driven by specific reserves primarily related to taxi medallion loans.

At the end of the quarter, the carrying value of taxi medallion loans was $14.5 million with reserves of $2.9 million. For collateral valuation purposes, taxi medallions are currently estimated at $35,000 for Boston and $20,000 for Cambridge. The Company has no taxi medallion exposure outside Massachusetts.

Total net charge-offs for the third quarter of 2018 were $0.6 million compared to $2.3 million in the second quarter of 2018, which was primarily driven by charge-offs in the taxi medallion portfolio. The ratio of net charge-offs to average loans and leases on an annualized basis decreased to 4 basis points for the third quarter of 2018 from 15 basis points for the second quarter of 2018.

The allowance for loan and lease losses represented 0.96 percent of total loans and leases at September 30, 2018, compared to 0.94 percent at June 30, 2018, and 1.16 percent at September 30, 2017. The allowance for loan and lease losses related to originated loans and leases represented 1.00 percent of originated loans and leases at September 30, 2018, compared to 0.98 percent at June 30, 2018, and 1.20 percent at September 30, 2017.

NON-INTEREST EXPENSE

Non-interest expense for the quarter ended September 30, 2018 decreased $0.4 million to $37.3 million from $37.7 million for the quarter ended June 30, 2018. The decrease was primarily driven by decreases of $0.2 million in compensation and employee benefits, $0.3 million in merger and acquisition expense and $0.4 million in other non-interest expense, partially offset by increases of $0.2 million in equipment and data processing and $0.3 million in FDIC insurance.

PROVISION FOR INCOME TAXES

The effective tax rate was 20.9 percent and 22.9 percent for the three and nine months ended September 30, 2018, respectively. During the quarter, several discrete items were recognized, the most significant benefit related to a recent IRS ruling regarding section 162(m). The total of these favorable tax adjustments represents approximately $0.9 million or $0.01 per share. The Company expects the effective tax rate to be approximately 24 percent for the fourth quarter.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The annualized return on average assets increased to 1.23 percent during the third quarter of 2018 from 1.15 percent for the second quarter of 2018. The annualized return on average tangible assets increased to 1.26 percent for the third quarter of 2018 from 1.17 percent for the second quarter of 2018.

The annualized return on average stockholders' equity increased to 10.10 percent during the third quarter of 2018 from 9.53 percent for the second quarter of 2018. The annualized return on average tangible stockholders’ equity increased to 12.44 percent for the third quarter of 2018 from 11.80 percent for the second quarter of 2018.

ASSET QUALITY

The ratio of nonperforming loans and leases to total loans and leases was 0.41 percent at September 30, 2018 as compared to 0.42 percent at June 30, 2018. Nonperforming loans and leases remained consistent at $25.8 million for September 30, 2018 and June 30, 2018, respectively. The ratio of nonperforming assets to total assets remained consistent at 0.41 percent for September 30, 2018 and June 30, 2018, respectively. Nonperforming assets decreased $0.4 million to $29.7 million at September 30, 2018 from $30.1 million at June 30, 2018.

DIVIDEND DECLARED

The Company’s Board of Directors approved a dividend of $0.105 per share for the quarter ended September 30, 2018, representing an increase of 5.0 percent. The dividend will be paid on November 23, 2018 to stockholders of record on November 9, 2018. This is the second increase in the quarterly common dividend this year and represents a year over year increase in the quarterly dividend of 16.7 percent.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Daylight Time on Thursday, October 25, 2018 to discuss the results for the quarter, business highlights and outlook. The call can be accessed by dialing 877-504-4120 (United States) or 412-902-6650 (internationally).  A recorded playback of the call will be available for one week following the call at 877-344-7529 (United States) or 412-317-0088 (internationally). The passcode for the playback is 10124269. The call will be available live and in a recorded version on the Company’s website under “Investor Relations” at www.brooklinebancorp.com.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with $7.3 billion in assets and branch locations in Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and First Ipswich Bank (the "banks"). The Company provides commercial and retail banking services, cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com, and www.firstipswich.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission ("SEC"). The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as operating earnings, operating return on average assets, operating return on average tangible assets, operating return on average stockholders' equity, operating return on average tangible stockholders' equity, the allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases, tangible book value per common share, tangible stockholders’ equity to tangible assets, return on average tangible assets and return on average tangible stockholders' equity. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

Contact:           Carl M. Carlson

                        Brookline Bancorp, Inc.

                        Chief Financial Officer

                        (617) 425-5331

                        ccarlson@brkl.com

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(Dollars In Thousands Except per Share Data)
Earnings Data:
Net interest income	$62,332	$62,717	$59,491	$57,657	$56,843
Provision for credit losses	2,717	1,470	641	1,802	2,911
Non-interest income	7,069	5,526	6,168	5,815	5,973
Non-interest expense	37,310	37,702	39,938	35,152	35,408
Income before provision for income taxes	29,374	29,071	25,080	26,518	24,497
Net income attributable to Brookline Bancorp, Inc.	22,460	20,831	18,633	6,827	15,366

Performance Ratios:
Net interest margin (1)	3.57%	3.64%	3.66%	3.59%	3.57%
Interest-rate spread (1)	3.27%	3.36%	3.38%	3.42%	3.41%
Return on average assets (annualized)	1.23%	1.15%	1.08%	0.41%	0.92%
Return on average tangible assets (annualized) (non-GAAP)	1.26%	1.17%	1.10%	0.41%	0.94%
Return on average stockholders' equity (annualized)	10.10%	9.53%	8.98%	3.37%	7.64%
Return on average tangible stockholders' equity (annualized) (non-GAAP)	12.44%	11.80%	11.01%	4.09%	9.31%
Efficiency ratio (2)	53.76%	55.25%	60.83%	55.38%	56.37%

Per Common Share Data:
Net income — Basic	$0.28	$0.26	$0.24	$0.09	$0.20
Net income — Diluted	0.28	0.26	0.24	0.09	0.20
Cash dividends declared	0.10	0.10	0.09	0.09	0.09
Book value per share (end of period)	11.08	10.94	10.80	10.49	10.52
Tangible book value per share (end of period) (non-GAAP)	9.00	8.85	8.69	8.61	8.63
Stock price (end of period)	16.70	18.60	16.20	15.70	15.50

Balance Sheet:
Total assets	$7,320,596	$7,285,710	$7,248,114	$6,780,249	$6,686,284
Total loans and leases	6,227,707	6,171,274	6,114,461	5,730,679	5,639,440
Total deposits	5,233,611	5,198,280	5,191,520	4,871,343	4,805,683
Brookline Bancorp, Inc. stockholders’ equity	890,368	877,283	865,777	803,830	804,762

Asset Quality:
Nonperforming assets	$29,718	$30,145	$30,242	$31,691	$44,371
Nonperforming assets as a percentage of total assets	0.41%	0.41%	0.42%	0.47%	0.66%
Allowance for loan and lease losses	$59,997	$57,981	$58,714	$58,592	$65,413
Allowance for loan and lease losses as a percentage of total loans and leases	0.96%	0.94%	0.96%	1.02%	1.16%
Net loan and lease charge-offs	$564	$2,330	$505	$8,507	$1,954
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.04%	0.15%	0.03%	0.60%	0.14%

Capital Ratios:
Stockholders’ equity to total assets	12.16%	12.04%	11.94%	11.86%	12.04%
Tangible stockholders’ equity to tangible assets (non-GAAP)	10.11%	9.97%	9.85%	9.94%	10.09%

(1) Calculated on a fully tax-equivalent basis.
(2) Calculated as non-interest expense as a percentage of net interest income plus non-interest income.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
ASSETS	(In Thousands Except Share Data)
Cash and due from banks	$30,762	$32,724	$34,713	$25,622	$35,392
Short-term investments	23,114	22,754	49,743	35,383	27,971
Total cash and cash equivalents	53,876	55,478	84,456	61,005	63,363
Investment securities available-for-sale	534,788	558,602	558,357	540,124	522,910
Investment securities held-to-maturity	115,684	116,670	117,352	109,730	107,738
Investment securities trading	4,169	—	—	—	—
Total investment securities	654,641	675,272	675,709	649,854	630,648
Loans and leases held-for-sale	937	1,034	756	2,628	2,973
Loans and leases:
Commercial real estate loans:
Commercial real estate mortgage	2,287,979	2,269,520	2,284,488	2,174,969	2,119,440
Multi-family mortgage	828,849	816,311	793,006	760,670	743,912
Construction	164,217	178,335	169,440	140,138	165,657
Total commercial real estate loans	3,281,045	3,264,166	3,246,934	3,075,777	3,029,009
Commercial loans and leases:
Commercial	771,200	761,964	761,540	705,004	689,010
Equipment financing	954,579	920,643	892,341	866,488	842,516
Condominium association	52,205	53,537	52,739	52,619	53,770
Total commercial loans and leases	1,777,984	1,736,144	1,706,620	1,624,111	1,585,296
Consumer loans:
Residential mortgage	759,167	754,818	766,687	660,065	652,415
Home equity	380,303	382,597	364,928	355,954	356,982
Other consumer	29,208	33,549	29,292	14,772	15,738
Total consumer loans	1,168,678	1,170,964	1,160,907	1,030,791	1,025,135
Total loans and leases	6,227,707	6,171,274	6,114,461	5,730,679	5,639,440
Allowance for loan and lease losses	(59,997)	(57,981)	(58,714)	(58,592)	(65,413)
Net loans and leases	6,167,710	6,113,293	6,055,747	5,672,087	5,574,027
Restricted equity securities	63,963	68,343	66,164	59,369	62,135
Premises and equipment, net of accumulated depreciation	77,886	79,194	80,268	80,283	81,159
Deferred tax asset	22,249	20,826	19,198	15,061	28,093
Goodwill	160,427	160,427	160,896	137,890	137,890
Identified intangible assets, net of accumulated amortization	6,623	7,160	7,697	6,044	6,563
Other real estate owned and repossessed assets	3,934	4,352	3,963	4,419	4,398
Other assets	108,350	100,331	93,260	91,609	95,035
Total assets	$7,320,596	$7,285,710	$7,248,114	$6,780,249	$6,686,284
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest-bearing deposits:
Demand checking accounts	$1,017,234	$1,002,954	$987,153	$942,583	$905,472
Interest-bearing deposits:
NOW accounts	322,587	346,936	342,374	350,568	318,284
Savings accounts	612,210	603,079	637,920	646,359	665,558
Money market accounts	1,623,220	1,704,652	1,862,351	1,724,363	1,749,040
Certificate of deposit accounts	1,658,360	1,540,659	1,361,722	1,207,470	1,167,329
Total interest-bearing deposits	4,216,377	4,195,326	4,204,367	3,928,760	3,900,211
Total deposits	5,233,611	5,198,280	5,191,520	4,871,343	4,805,683
Borrowed funds:
Advances from the FHLBB	959,446	991,091	982,533	889,909	872,579
Subordinated debentures and notes	83,392	83,352	83,311	83,271	83,229
Other borrowed funds	40,048	36,480	33,585	47,639	30,087
Total borrowed funds	1,082,886	1,110,923	1,099,429	1,020,819	985,895
Mortgagors’ escrow accounts	8,227	8,122	8,395	7,686	8,151
Accrued expenses and other liabilities	96,047	82,017	74,024	67,818	74,019
Total liabilities	6,420,771	6,399,342	6,373,368	5,967,666	5,873,748
Stockholders' equity:
Brookline Bancorp, Inc. stockholders’ equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 85,177,172 shares issued, 85,177,172 shares issued, 85,177,172 shares issued, 81,695,695 shares issued, and 81,695,695 shares issued, respectively	852	852	852	817	817
Additional paid-in capital	757,061	756,254	755,843	699,976	700,624
Retained earnings, partially restricted	200,151	185,734	172,934	161,217	160,225
Accumulated other comprehensive (loss) income	(15,599)	(13,415)	(11,666)	(5,950)	(1,893)
Treasury stock, at cost;
4,291,317 shares, 4,409,501 shares, 4,401,333 shares, 4,440,665 shares, and 4,572,954 shares, respectively	(51,454)	(51,454)	(51,454)	(51,454)	(54,188)
Unallocated common stock held by the Employee Stock Ownership Plan;
118,050 shares, 126,144 shares, 134,238 shares, 142,332 shares, and 150,921 shares, respectively	(643)	(688)	(732)	(776)	(823)
Total Brookline Bancorp, Inc. stockholders’ equity	890,368	877,283	865,777	803,830	804,762
Noncontrolling interest in subsidiary	9,457	9,085	8,969	8,753	7,774
Total stockholders' equity	899,825	886,368	874,746	812,583	812,536
Total liabilities and stockholders' equity	$7,320,596	$7,285,710	$7,248,114	$6,780,249	$6,686,284

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$75,877	$73,329	$67,272	$64,272	$63,054
Debt securities	3,585	3,563	3,323	3,214	3,154
Marketable and restricted equity securities	1,029	1,003	924	751	788
Short-term investments	145	179	120	100	180
Total interest and dividend income	80,636	78,074	71,639	68,337	67,176
Interest expense:
Deposits	11,916	9,219	7,099	6,681	5,984
Borrowed funds	6,388	6,138	5,049	3,999	4,349
Total interest expense	18,304	15,357	12,148	10,680	10,333
Net interest income	62,332	62,717	59,491	57,657	56,843
Provision for credit losses	2,717	1,470	641	1,802	2,911
Net interest income after provision for credit losses	59,615	61,247	58,850	55,855	53,932
Non-interest income:
Deposit fees	2,648	2,620	2,463	2,542	2,547
Loan fees	417	330	290	338	282
Loan level derivative income, net	2,192	571	866	755	844
(Loss)/gain on sales of investment securities, net	—	—	1,162	—	—
Gain on sales of loans and leases held-for-sale	535	722	299	935	1,049
Other	1,277	1,283	1,088	1,245	1,251
Total non-interest income	7,069	5,526	6,168	5,815	5,973
Non-interest expense:
Compensation and employee benefits	22,338	22,565	22,314	20,652	21,067
Occupancy	3,913	3,879	3,959	3,594	3,650
Equipment and data processing	4,601	4,368	4,618	4,417	4,210
Professional services	1,075	1,055	1,144	1,200	973
FDIC insurance	846	514	635	678	842
Advertising and marketing	1,068	1,118	1,057	856	839
Amortization of identified intangible assets	537	539	467	519	519
Merger and acquisition expense	22	334	2,905	206	205
Other	2,910	3,330	2,839	3,030	3,103
Total non-interest expense	37,310	37,702	39,938	35,152	35,408
Income before provision for income taxes	29,374	29,071	25,080	26,518	24,497
Provision for income taxes - operating	6,140	7,342	5,652	9,747	8,330
Impact of revaluation of DTA	—	—	—	8,965	—
Total provision for income taxes	6,140	7,342	5,652	18,712	8,330
Net income before noncontrolling interest in subsidiary	23,234	21,729	19,428	7,806	16,167
Less net income attributable to noncontrolling interest in subsidiary	774	898	795	979	801
Net income attributable to Brookline Bancorp, Inc.	$22,460	$20,831	$18,633	$6,827	$15,366
Earnings per common share:
Basic	$0.28	$0.26	$0.24	$0.09	$0.20
Diluted	$0.28	$0.26	$0.24	$0.09	$0.20
Weighted average common shares outstanding during the period:
Basic	80,315,050	80,184,977	77,879,593	76,583,712	76,452,539
Diluted	80,515,467	80,505,614	78,167,800	76,868,307	76,961,948
Dividends declared per common share	$0.10	$0.10	$0.09	$0.09	$0.09

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Nine Months Ended September 30,
	2018	2017
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$216,478	$182,750
Debt securities	10,471	9,310
Marketable and restricted equity securities	2,956	2,311
Short-term investments	444	342
Total interest and dividend income	230,349	194,713
Interest expense:
Deposits	28,234	16,607
Borrowed funds	17,575	12,582
Total interest expense	45,809	29,189
Net interest income	184,540	165,524
Provision for credit losses	4,828	17,186
Net interest income after provision for credit losses	179,712	148,338
Non-interest income:
Deposit Fees	7,731	7,508
Loan Fees	1,037	772
Loan level derivative income, net	3,629	1,432
Gain on sales of investment securities, net	1,162	11,393
Gain on sales of loans and leases held-for-sale	1,556	1,709
Other	3,648	3,544
Total non-interest income	18,763	26,358
Non-interest expense:
Compensation and employee benefits	67,217	61,761
Occupancy	11,751	10,952
Equipment and data processing	13,587	12,437
Professional services	3,274	3,115
FDIC insurance	1,995	2,648
Advertising and marketing	3,243	2,513
Amortization of identified intangible assets	1,543	1,570
Merger and acquisition expense	3,261	205
Other	9,079	8,758
Total non-interest expense	114,950	103,959
Income before provision for income taxes	83,525	70,737
Provision for income taxes	19,134	24,924
Net income before noncontrolling interest in subsidiary	64,391	45,813
Less net income attributable to noncontrolling interest in subsidiary	2,467	2,122
Net income attributable to Brookline Bancorp, Inc.	$61,924	$43,691
Earnings per common share:
Basic	$0.78	$0.59
Diluted	$0.78	$0.59
Weighted average common shares outstanding during the period:
Basic	79,471,238	73,743,658
Diluted	79,740,992	74,226,316
Dividends declared per common share	$0.29	$0.27

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)
	At and for the Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$3,369	$3,774	$4,080	$3,313	$3,051
Multi-family mortgage	357	568	588	608	792
Construction	640	640	860	860	860
Total commercial real estate loans	4,366	4,982	5,528	4,781	4,703

Commercial	7,862	9,487	11,150	11,619	22,367
Equipment financing	9,659	8,825	6,661	8,106	9,858
Condominium association	295	—	—	—	—
Total commercial loans and leases	17,816	18,312	17,811	19,725	32,225

Residential mortgage	2,538	1,571	1,962	1,979	1,969
Home equity	1,053	923	925	744	1,047
Other consumer	11	5	53	43	29
Total consumer loans	3,602	2,499	2,940	2,766	3,045

Total nonaccrual loans and leases	25,784	25,793	26,279	27,272	39,973

Other real estate owned	3,136	3,436	3,235	3,235	3,235
Other repossessed assets	798	916	728	1,184	1,163
Total nonperforming assets	$29,718	$30,145	$30,242	$31,691	$44,371

Loans and leases past due greater than 90 days and still accruing	$14,954	$12,340	$5,240	$3,020	$2,523

Troubled debt restructurings on accrual	12,657	12,911	14,294	16,241	14,024
Troubled debt restructurings on nonaccrual	8,779	9,391	8,610	9,770	15,290
Total troubled debt restructurings	$21,436	$22,302	$22,904	$26,011	$29,314

Nonperforming loans and leases as a percentage of total loans and leases	0.41%	0.42%	0.43%	0.48%	0.71%
Nonperforming assets as a percentage of total assets	0.41%	0.41%	0.42%	0.47%	0.66%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$57,981	$58,714	$58,592	$65,413	$64,521
Charge-offs	(1,227)	(3,605)	(792)	(8,921)	(2,143)
Recoveries	663	1,275	287	414	189
Net charge-offs	(564)	(2,330)	(505)	(8,507)	(1,954)
Provision for loan and lease losses	2,580	1,597	627	1,686	2,846
Allowance for loan and lease losses at end of period	$59,997	$57,981	$58,714	$58,592	$65,413

Allowance for loan and lease losses as a percentage of total loans and leases	0.96%	0.94%	0.96%	1.02%	1.16%
Allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases (non-GAAP)	1.00%	0.98%	1.03%	1.05%	1.20%

NET CHARGE-OFFS:
Commercial real estate loans	$—	$100	$3	$200	$65
Commercial loans and leases	579	2,304	532	8,290	1,856
Consumer loans	(15)	(74)	(30)	17	33
Total net charge-offs	$564	$2,330	$505	$8,507	$1,954

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.04%	0.15%	0.03%	0.60%	0.14%

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$663,125	$3,638	2.20%	$666,182	$3,617	2.17%	$642,018	$3,264	2.03%
Marketable and restricted equity securities (2)	67,607	1,029	6.09%	69,395	1,004	5.78%	66,212	789	4.76%
Short-term investments	31,061	145	1.87%	41,155	179	1.74%	52,674	180	1.36%
Total investments	761,793	4,812	2.53%	776,732	4,800	2.47%	760,904	4,233	2.23%
Loans and Leases:
Commercial real estate loans (3)	3,260,634	37,332	4.48%	3,250,488	36,372	4.43%	2,974,185	31,299	4.12%
Commercial loans (3)	819,383	9,862	4.72%	823,860	9,323	4.48%	760,115	7,959	4.10%
Equipment financing (3)	933,007	16,220	6.95%	907,089	15,739	6.94%	846,027	13,983	6.61%
Residential mortgage loans (3)	756,421	7,648	4.04%	759,866	7,552	3.98%	649,831	6,043	3.72%
Other consumer loans (3)	412,248	4,928	4.73%	406,144	4,464	4.40%	369,925	4,015	4.30%
Total loans and leases	6,181,693	75,990	4.92%	6,147,447	73,450	4.78%	5,600,083	63,299	4.52%
Total interest-earning assets	6,943,486	80,802	4.65%	6,924,179	78,250	4.52%	6,360,987	67,532	4.25%
Allowance for loan and lease losses	(58,576)			(59,247)			(65,140)
Non-interest-earning assets	417,503			408,861			385,195
Total assets	$7,302,413			$7,273,793			$6,681,042

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$344,760	72	0.08%	$346,410	65	0.07%	$321,731	55	0.07%
Savings accounts	599,514	472	0.31%	609,758	405	0.27%	605,303	306	0.20%
Money market accounts	1,668,402	4,367	1.04%	1,767,509	3,530	0.80%	1,765,610	2,267	0.51%
Certificates of deposit	1,612,551	7,005	1.72%	1,422,782	5,219	1.47%	1,139,699	3,356	1.17%
Total interest-bearing deposits	4,225,227	11,916	1.12%	4,146,459	9,219	0.89%	3,832,343	5,984	0.62%
Borrowings
Advances from the FHLBB	907,306	4,979	2.15%	1,018,130	4,696	1.82%	913,206	3,028	1.30%
Subordinated debentures and notes	83,370	1,301	6.24%	83,330	1,296	6.22%	83,204	1,274	6.13%
Other borrowed funds	56,918	108	0.75%	46,635	146	1.26%	41,368	47	0.45%
Total borrowings	1,047,594	6,388	2.39%	1,148,095	6,138	2.11%	1,037,778	4,349	1.64%
Total interest-bearing liabilities	5,272,821	18,304	1.38%	5,294,554	15,357	1.16%	4,870,121	10,333	0.84%
Non-interest-bearing liabilities:
Demand checking accounts	1,023,610			1,003,985			918,054
Other non-interest-bearing liabilities	107,449			91,889			80,616
Total liabilities	6,403,880			6,390,428			5,868,791
Brookline Bancorp, Inc. stockholders’ equity	889,259			874,513			804,666
Noncontrolling interest in subsidiary	9,274			8,852			7,585
Total liabilities and equity	$7,302,413			$7,273,793			$6,681,042
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		62,498	3.27%		62,893	3.36%		57,199	3.41%
Less adjustment of tax-exempt income		166			176			356
Net interest income		$62,332			$62,717			$56,843
Net interest margin (5)			3.57%			3.64%			3.57%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets on an actual/actual basis.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Nine Months Ended
	September 30, 2018			September 30, 2017
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$658,993	$10,632	2.15%	$631,549	$9,641	2.04%
Marketable and restricted equity securities (2)	67,056	2,956	5.88%	68,104	2,306	4.52%
Short-term investments	34,295	444	1.73%	42,922	342	1.06%
Total investments	760,344	14,032	2.46%	742,575	12,289	2.21%
Loans and Leases:
Commercial real estate loans (3)	3,209,798	107,133	4.40%	2,949,313	91,134	4.07%
Commercial loans (3)	809,849	27,609	4.50%	730,453	22,737	4.11%
Equipment financing (3)	905,345	46,823	6.90%	826,494	40,907	6.60%
Residential mortgage loans (3)	740,507	21,933	3.95%	641,443	17,511	3.64%
Other consumer loans (3)	400,304	13,333	4.45%	364,407	11,187	4.10%
Total loans and leases	6,065,803	216,831	4.77%	5,512,110	183,476	4.44%
Total interest-earning assets	6,826,147	230,863	4.51%	6,254,685	195,765	4.17%
Allowance for loan and lease losses	(58,935)			(62,142)
Non-interest-earning assets	401,999			374,558
Total assets	$7,169,211			$6,567,101

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$342,418	195	0.08%	$319,633	164	0.07%
Savings accounts	619,317	1,278	0.28%	603,814	916	0.20%
Money market accounts	1,735,710	10,455	0.81%	1,759,449	6,407	0.49%
Certificates of deposit	1,428,799	16,306	1.53%	1,088,011	9,120	1.12%
Total interest-bearing deposits	4,126,244	28,234	0.91%	3,770,907	16,607	0.59%
Borrowings
Advances from the FHLBB	960,399	13,423	1.84%	913,137	8,640	1.25%
Subordinated debentures and notes	83,330	3,879	6.21%	83,165	3,805	6.10%
Other borrowed funds	46,643	273	0.78%	49,752	137	0.37%
Total borrowings	1,090,372	17,575	2.13%	1,046,054	12,582	1.59%
Total interest-bearing liabilities	5,216,616	45,809	1.17%	4,816,961	29,189	0.81%
Non-interest-bearing liabilities:
Demand checking accounts	986,763			905,684
Other non-interest-bearing liabilities	92,280			76,735
Total liabilities	6,295,659			5,799,380
Brookline Bancorp, Inc. stockholders’ equity	864,675			760,447
Noncontrolling interest in subsidiary	8,877			7,274
Total liabilities and equity	$7,169,211			$6,567,101
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		185,054	3.34%		166,576	3.36%
Less adjustment of tax-exempt income		514			1,052
Net interest income		$184,540			$165,524
Net interest margin (5)			3.62%			3.56%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets on an actual/actual basis.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)
		At and for the Three Months Ended September 30,		At and for the Nine Months Ended September 30,
		2018	2017	2018	2017
Reconciliation Table - Non-GAAP Financial Information		(Dollars in Thousands Except Share Data)

Net income attributable to Brookline Bancorp, Inc.		$22,460	$15,366	$61,924	$43,691
Less:
Security (loss)/gains (after-tax of 24.0% for 2018 and 35.9% for 2017) **		—	—	883	7,303
Add:
Merger and acquisition-related expenses (after-tax of 24.0% for 2018 and 35.9% for 2017) **		17	135	2,478	133
Operating earnings		$22,477	$15,501	$63,519	$36,521

Operating earnings per common share:
Basic		$0.28	$0.20	$0.80	$0.50
Diluted		0.28	0.20	0.80	0.49

Weighted average common shares outstanding during the period:
Basic		80,315,050	76,452,539	79,471,238	73,743,658
Diluted		80,515,467	76,961,948	79,740,992	74,226,316

Return on average assets *		1.23%	0.92%	1.15%	0.89%
Less:
Security (loss)/gains (after-tax) *		—%	—%	0.02%	0.15%
Add:
Merger and acquisition-related expenses (after-tax) *		—%	0.01%	0.05%	—%
Operating return on average assets *		1.23%	0.93%	1.18%	0.74%

Return on average tangible assets *		1.26%	0.94%	1.18%	0.91%
Less:
Security (loss)/gains (after-tax) *		—%	—%	0.02%	0.15%
Add:
Merger and acquisition-related expenses (after-tax) *		—%	0.01%	0.05%	—%
Operating return on average tangible assets *		1.26%	0.95%	1.21%	0.76%

Return on average stockholders' equity *		10.10%	7.64%	9.55%	7.66%
Less:
Security (loss)/gains (after-tax) *		—%	—%	0.14%	1.28%
Add:
Merger and acquisition-related expenses (after-tax) *		0.01%	0.07%	0.38%	0.02%
Operating return on average stockholders' equity *		10.11%	7.71%	9.79%	6.40%

Return on average tangible stockholders' equity *		12.44%	9.31%	11.76%	9.47%
Less:
Security (loss)/gains (after-tax) *		—%	—%	0.17%	1.58%
Add:
Merger and acquisition-related expenses (after-tax) *		0.01%	0.09%	0.47%	0.03%
Operating return on average tangible stockholders' equity *		12.45%	9.40%	12.06%	7.92%

* Ratios at and for the three and nine months ended are annualized.
** Based on current expected effective tax rate of 24% for the remainder of 2018.

	At and for the Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(Dollars in Thousands)

Net income, as reported	$22,460	$20,831	$18,633	$6,827	$15,366

Average total assets	$7,302,413	$7,273,793	$6,927,309	$6,725,730	$6,681,042
Less: Average goodwill and average identified intangible assets, net	167,313	168,185	152,377	144,226	144,747
Average tangible assets	$7,135,100	$7,105,608	$6,774,932	$6,581,504	$6,536,295

Return on average tangible assets (annualized)	1.26%	1.17%	1.10%	0.41%	0.94%

Average total stockholders’ equity	$889,259	$874,513	$829,598	$811,219	$804,666
Less: Average goodwill and average identified intangible assets, net	167,313	168,185	152,377	144,226	144,747
Average tangible stockholders’ equity	$721,946	$706,328	$677,221	$666,993	$659,919

Return on average tangible stockholders’ equity (annualized)	12.44%	11.80%	11.01%	4.09%	9.31%

Brookline Bancorp, Inc. stockholders’ equity	$890,368	$877,283	$865,777	$803,830	$804,762
Less:
Goodwill	160,427	160,427	160,896	137,890	137,890
Identified intangible assets, net	6,623	7,160	7,697	6,044	6,563
Tangible stockholders' equity	$723,318	$709,696	$697,184	$659,896	$660,309

Total assets	$7,320,596	$7,285,710	$7,248,114	$6,780,249	$6,686,284
Less:
Goodwill	160,427	160,427	160,896	137,890	137,890
Identified intangible assets, net	6,623	7,160	7,697	6,044	6,563
Tangible assets	$7,153,546	$7,118,123	$7,079,521	$6,636,315	$6,541,831

Tangible stockholders’ equity to tangible assets	10.11%	9.97%	9.85%	9.94%	10.09%

Tangible stockholders' equity	$723,318	$709,696	$697,184	$659,896	$660,309

Number of common shares issued	85,177,172	85,177,172	85,177,172	81,695,695	81,695,695
Less:
Treasury shares	4,291,317	4,409,501	4,401,333	4,440,665	4,572,954
Unallocated ESOP shares	118,050	126,144	134,238	142,332	150,921
Unvested restricted shares	398,094	455,283	455,283	455,283	471,702
Number of common shares outstanding	80,369,711	80,186,244	80,186,318	76,657,415	76,500,118

Tangible book value per common share	$9.00	$8.85	$8.69	$8.61	$8.63

Allowance for loan and lease losses	$59,997	$57,981	$58,714	$58,592	$65,413
Less:
Allowance for acquired loans and leases losses	1,817	1,961	910	1,040	1,003
Allowance for originated loan and lease losses	$58,180	$56,020	$57,804	$57,552	$64,410

Total loans and leases	$6,227,707	$6,171,274	$6,114,461	$5,730,679	$5,639,440
Less:
Total acquired loans and leases	426,865	460,142	482,237	240,057	260,196
Total originated loans and leases	$5,800,842	$5,711,132	$5,632,224	$5,490,622	$5,379,244

Allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases	1.00%	0.98%	1.03%	1.05%	1.20%